EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-283035) and Form S-8 (No. 333-150423, No. 333-173184, No. 333-203575, No. 333-226336, No. 333-237910, No. 333-254868, No. 333-270358, No. 333-277824 and No. 333-285956) of QUALCOMM Incorporated of our report dated November 5, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
November 5, 2025